UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2007

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2007, we entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) by and among us and certain of our subsidiaries, as borrowers thereunder, Wachovia Capital Finance Corporation (Western), as administrative and collateral agent thereunder (the “Agent”), and certain other financial institutions thereto. The Amendment is effective as of June 11, 2007, and amends the Amended and Restated Loan and Security Agreement (the “Agreement”), dated August 1, 2005, entered into by and among us, certain of our subsidiaries, Wachovia Capital Finance Corporation (Western), and certain other financial institutions.

The Amendment provides the following, but not limited to:

•	a maturity extension until March 31, 2011 and elimination of the early termination fee;
•

an option for us to extend and increase the amount of the real estate term loan secured by the Santa Monica facility up to $4.2 million or 70% of appraised value within 150 days of the effective date of the Amendment;

•

a reduction of the interest rate spread for LIBOR loans to 1.50% if average excess availability under the line is greater than $20 million and 1.75% if excess availability is less than $20 million (previously, the spread had ranged from 2.00% to 2.50% based on net income results);

•

a reduction of the interest rate spread for prime rate loans to (0.25)% if average excess availability under the line is greater than $20 million and 0.00% if average excess availability is less than $20 million (previously, the spread was always 0.00%);

•	an increase in the advance rate against accounts receivable to 90% (from 85%) and an increase in the sublimit for credit card receivables to $10 million (from $7.5 million);
•	an increase in the advance rate against certain original closed box inventory to 80% (from 75%);
•	clarification that accounts receivables include receivables based on delivery of services;
•

an increase in the percentage of government receivables which are included in the borrowing base (from 20% to 40%) without compliance with the Federal Assignment of Claims Act, subject to certain limitations for larger contracts;

•	an inventory sublimit set at $40 million in lieu of the prior sublimit ranging from $20-$40 million, depending on turnover;
•

a restatement of the definition of “Adjusted Tangible Net Worth” to include the intangible assets of a Target company, as defined in the Agreement, to the extent the acquisition of such Target is approved by the Agent; and

•	limitations on the ability of Agent to request more than one appraisal of inventory per year, depending on how heavily borrowing base relies on inventory.

We incurred lender fees at closing of approximately $275,000 in connection with the Amendment including an accommodation fee of $250,000 and a syndication fee of $25,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Certain of the lenders or agents under the Amendment are or were lenders or agents under credit facilities previously extended to us.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1

Second Amendment to Amended and Restated Loan and Security Agreement, dated as of June 11, 2007, by and among the Registrant, certain subsidiaries of the Registrant, Wachovia Capital Finance Corporation (Western) and certain other financial institutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: June 15, 2007	By:	/s/ Robert I. Newton
Robert I. Newton General Counsel and Secretary

Index to Exhibit

Exhibit No.	Description

10.1

Second Amendment to Amended and Restated Loan and Security Agreement, dated as of June 11, 2007, by and among the Registrant, certain subsidiaries of the Registrant, Wachovia Capital Finance Corporation (Western) and certain other financial institutions.